UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2023 (September 23, 2023)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 23, 2023, the Board of Directors (the “Board”) of Greenbacker Renewable Energy Company LLC (the “Company”) approved the suspension of the Company’s Share Repurchase Program (the “SRP”) effective immediately. Since the effective date of the suspension of the SRP is prior to the Company’s next Repurchase Date (as defined in the SRP), any repurchase requests submitted for the quarterly period ending September 30, 2023 will not be satisfied, except for repurchases sought in connection with the death, qualifying disability or determination of incompetence of a shareholder. As a result of the suspension of the SRP, the Company will not accept or otherwise process any additional repurchase requests going forward, except for repurchases sought in connection with the death, qualifying disability or determination of incompetence of a shareholder, until such time, if any, as the Board affirmatively authorizes the recommencement of the SRP. However, the Company can make no assurances as to whether this will happen, or the timing or terms of any recommencement.

A copy of the letter sent to shareholders regarding the Company’s suspension of the SRP is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Letter to Shareholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2023	Greenbacker Renewable Energy Company LLC

	By:	/s/Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director